                                                                    Exhibit 4.15

                                                                  EXECUTION COPY

                        Midas International Corporation.
                           1300 Arlington Heights Road
                             Itasca, Illinois 60143

                                                            New York, New York
                                                            As of March 22, 2002

          Re: Amendment No. 1 to Note and Guarantee Agreement, dated as of April 15, 1998

To the Holders of the Notes
 Referred to Below

Ladies and Gentlemen:

     Reference is made to the Note and Guarantee Agreement dated as of April 15, 1998 (as in effect on the date hereof, the "Agreement") among Midas International Corporation, a Delaware corporation (the "Company"), Midas, Inc., a Delaware corporation (the "Guarantor" and, together with the Company, the "Obligors") and the purchasers whose names appear in the acceptance form at the end thereof (each, a "Purchaser" and, collectively, the "Purchasers"), pursuant to which the Purchasers purchased $75,000,000 aggregate principal amount of the Company's 6.89% Guaranteed Senior Notes due 2005 (the "Notes").

     The Company has requested that the holders of the Notes agree, and the holders of the Notes party hereto are willing, to amend Section 10.6 of the Agreement as provided herein, all on the terms and conditions of this Amendment.

     Accordingly, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     (S)1. Definitions. Unless otherwise defined herein, all terms used herein that are defined in the Agreement (as amended hereby) shall have their respective meanings as therein defined.

     (S)2. Amendment to Agreement. Subject to the satisfaction of the condition to effectiveness specified in (S)4 below, but with effect on and after the date hereof, Section 10.6 of the Agreement shall be amended and restated to read in its entirety as follows:

          "Section 10.6 Consolidated Indebtedness Ratio. The Guarantor will not permit the ratio of Consolidated Indebtedness to EBITDA to exceed (i) 4 to 1 as at the end of the fiscal quarter of the Guarantor ending March 30, 2002 and (ii) 3.5 to 1 as at the end of any other fiscal quarter of the Guarantor."

     (S)3. Representations and Warranties of the Obligors. The Company and the Guarantor jointly and severally represent and warrant to the holders of the Notes as follows (and the parties hereto agree that the following representations and warranties shall be deemed to have been made pursuant to the Agreement for all relevant purposes thereof):

     3.1. Power and Authority. Each Obligor has the corporate power and authority to execute and deliver this Amendment and to perform the Agreement as amended hereby (the "Amended Agreement").



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     3.2. Authorization, etc. This Amendment has been duly authorized by all necessary corporate action on the part of each Obligor, and has been duly executed and delivered by each Obligor, and the Amended Agreement constitutes a legal, valid and binding obligation of each Obligor, enforceable against such Obligor, in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.3. No Conflicts. The execution, delivery and performance by the Obligors of this Amendment and of the Amended Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of either Obligor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which either Obligor or any Subsidiary is bound or by which either Obligor or any Subsidiary or any of their respective properties may be bound or affected,
(ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to either Obligor or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to either Obligor or any Subsidiary.

     3.4. No Defaults. Both immediately prior and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

     (S)4. Condition to Effectiveness. The amendment to the Agreement set forth in (S)2 shall become effective, as of the date hereof, upon the execution and delivery of this Amendment by the Obligors and the Required Holders.

     (S)5. Miscellaneous.

     5.1. Costs and Expenses. As provided in Section 16.1 of the Agreement, the Obligors agree to pay on demand all costs and expenses (including reasonable attorney's fees of a single special counsel and, if reasonably required, local or other counsel) of the holders of the Notes in connection with the negotiation, preparation, execution and delivery of this Amendment and any documents executed pursuant hereto.

     5.2. Ratification; Waiver. The Agreement, except as amended pursuant hereto, is in all respects ratified and confirmed, and the terms, covenants and agreements thereof shall remain in full force and effect.

     5.3. References to Agreement and Notes. From and after the date hereof, all references to the Agreement in the Agreement, the Notes, the Guarantee and all documents and instruments incident to the transactions contemplated by the Agreement, shall be deemed to be references to the Agreement as amended by this Amendment.

     5.4. Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     5.5. Execution in Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

                                        2



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     If you are in agreement with the foregoing, please sign the form of acceptance in the space provided below whereupon this Amendment shall become a binding agreement between you and the Obligors.

                                      Very truly yours,

                                      MIDAS INTERNATIONAL CORPORATION

                                      By: /s/ William M. Guzik
                                         ------------------------------
                                         Name:  William M. Guzik
                                         Title: Senior Vice President
                                                Chief Financial Officer

                                      MIDAS, INC.

                                      By: /s/ William M. Guzik
                                         ------------------------------
                                         Name:  William M. Guzik
                                         Title: Senior Vice President
                                                Chief Financial Officer


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ACCEPTED AND AGREED:

CONNECTICUT GENERAL LIFE INSURANCE
 COMPANY

By CIGNA Investments, Inc.

     By /s/ Stephen H. Wilson
       --------------------------
       Name:  STEPHEN H. WILSON
       Title: MANAGING DIRECTOR

CONNECTICUT GENERAL LIFE INSURANCE
 COMPANY ON BEHALF OF ONE OR MORE
 SEPARATE ACCOUNTS

 By CIGNA Investments, Inc.

     By /s/ Stephen H. Wilson
       --------------------------
       Name:  STEPHEN H. WILSON
       Title: MANAGING DIRECTOR

CANADA LIFE INSURANCE
 COMPANY OF AMERICA

By
  --------------------------
  Name:
  Title:

CANADA LIFE INSURANCE
 COMPANY OF NEW YORK

By
  --------------------------
  Name:
  Title:


SOUTHERN FARM BUREAU LIFE
 INSURANCE COMPANY

By
  --------------------------
  Name:
  Title:


AMERICAN GENERAL LIFE
 INSURANCE COMPANY, and
THE UNITED STATES LIFE INSURANCE
 COMPANY IN THE CITY OF NEW YORK

By: AIG Global Investment Corp.

By
  ------------------------
  Name:  Gregg Hammer
  Title: Vice President




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ACCEPTED AND AGREED:

CONNECTICUT GENERAL LIFE INSURANCE
 COMPANY

By CIGNA Investments, Inc.

      By
        --------------------------
        Name:
        Title:

CONNECTICUT GENERAL LIFE INSURANCE
 COMPANY ON BEHALF OF ONE OR MORE
 SEPARATE ACCOUNTS

By CIGNA Investments, Inc.

      By
        --------------------------
        Name:
        Title:

CANADA LIFE INSURANCE
 COMPANY OF AMERICA

By /s/ C. Paul English
  --------------------------
  Name:  C. PAUL ENGLISH
  Title: ASSISTANT TREASURER

CANADA LIFE INSURANCE
  COMPANY OF NEW YORK

By /s/ C. Paul English
  --------------------------
  Name:  C. PAUL ENGLISH
  Title: ASSISTANT TREASURER

SOUTHERN FARM BUREAU LIFE
 INSURANCE COMPANY

By
  --------------------------
  Name:
  Title:

AMERICAN GENERAL LIFE
 INSURANCE COMPANY, and
THE UNITED STATES LIFE INSURANCE
 COMPANY IN THE CITY OF NEW YORK

By: AIG Global Investment Corp.

By
  ----------------------------
  Name:  Gregg Hammer
  Title: Vice President

ACCEPTED AND AGREED:

CONNECTICUT GENERAL LIFE INSURANCE
 COMPANY

By CIGNA Investments, Inc.

     By
       --------------------------
       Name:
       Title:

CONNECTICUT GENERAL LIFE INSURANCE
 COMPANY ON BEHALF OF ONE OR MORE
 SEPARATE ACCOUNTS

By CIGNA Investments, Inc.

     By
       --------------------------
       Name:
       Title:

CANADA LIFE INSURANCE
 COMPANY OF AMERICA

By
  --------------------------
  Name:
  Title:

CANADA LIFE INSURANCE
 COMPANY OF NEW YORK

By
  --------------------------
  Name:
  Title:

SOUTHERN FARM BUREAU LIFE
 INSURANCE COMPANY

By /s/ Carol Robertson, CFA
  --------------------------
  Name:  CAROL ROBERTSON, CFA
  Title: PORTFOLIO MANAGER, FIXED INCOME

AMERICAN GENERAL LIFE
 INSURANCE COMPANY, and
THE UNITED STATES LIFE INSURANCE
 COMPANY IN THE CITY OF NEW YORK

By: AIG Global Investment Corp.

By
  --------------------------------
Name:  Gregg Hammer
Title: Vice President

ACCEPTED AND AGREED:

CONNECTICUT GENERAL LIFE INSURANCE
 COMPANY

By CIGNA Investments, Inc.

         By
           -------------------------
           Name:
           Title:

CONNECTICUT GENERAL LIFE INSURANCE
 COMPANY ON BEHALF OF ONE OR MORE
 SEPARATE ACCOUNTS

By CIGNA Investments, Inc.

         By
           -------------------------
           Name:
           Title:

CANADA LIFE INSURANCE
 COMPANY OF AMERICA

By
  -------------------------
  Name:
  Title:

CANADA LIFE INSURANCE
 COMPANY OF NEW YORK

By
  -------------------------
  Name:
  Title:

SOUTHERN FARM BUREAU LIFE
 INSURANCE COMPANY

By
  -------------------------
  Name:
  Title:

AMERICAN GENERAL LIFE
 INSURANCE COMPANY, and
THE UNITED STATES LIFE INSURANCE
 COMPANY IN THE CITY OF NEW YORK

By: AIG Global Investment Corp.

By  /s/ Gregg Hammer
  -----------------------
  Name:  Gregg Hammer
  Title: Vice President

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THE TRAVELERS INSURANCE COMPANY

By /s/ Matthew J. McInerny
  -------------------------
  Name:  MATTHEW J. MCINERNY
  Title: ASSISTANT INVESTMENT OFFICER

FIRST TRENTON INDEMNITY COMPANY

By /s/ Matthew J. McInerny
  -------------------------
  Name:  MATTHEW J. MCINERNY
  Title: ASSISTANT INVESTMENT OFFICER